UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: January 20, 2010

Date of earliest event reported: January 20, 2010

Warner Chilcott Public Limited Company

(Exact name of registrant as specified in its charter)

Ireland	0-53772	98-0626948
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Unit 19 Ardee Business Park

Hale Street

Ardee, Co. Louth, Ireland

(Address of principal executive offices, including zip code)

+353 41 685 6983

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

Warner Chilcott plc (the “Company”) announced today that certain of its subsidiaries, including Warner Chilcott Holdings Company III, Limited, WC Luxco S.à r.l. (the “Luxco Borrower”), Warner Chilcott Corporation (the “US Borrower”) and Warner Chilcott Company, LLC (the “PR Borrower” and together with the Luxco Borrower and the US Borrower, the “Borrowers”), are seeking an amendment to the Company’s credit agreement, dated as of October 30, 2009, as amended (the “Credit Agreement”), among the Borrowers, a syndicate of lenders, Credit Suisse AG, Cayman Islands Branch (formerly “Credit Suisse, Cayman Islands Branch”), as administrative agent, Bank of America Securities LLC as syndication agent and JPMorgan Chase Bank, N.A. as documentation agent. If approved, the amendment would have the effect of reducing the LIBOR floor for the existing Term A and B loans and reducing the margin on the existing Term B loans. The Company can offer no assurance that it will obtain the amendment to the Credit Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WARNER CHILCOTT PUBLIC LIMITED COMPANY

By:	/S/ PAUL HERENDEEN
Name:	Paul Herendeen
Title:	Executive Vice President and Chief Financial Officer

Date: January 20, 2010